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                                                                    Exhibit 3.30

              Certificate of Formation of FR Sadsbury Second, LLC.

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                            CERTIFICATE OF FORMATION

                                       OF

                             FR SADSBURY SECOND, LLC

     The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act (Title 6 Delaware Code, Chapter 18), does hereby certify as follows:

          1. Name. The name of the limited liability company is FR Sadsbury Second, LLC (the "Company").

          2. Registered Office and Agent. The address of the Company's registered office in the State of Delaware is 222 Delaware Avenue, Suite 1200, Wilmington, County of New Castle, Delaware 19801. The name of the Company's registered agent for service of process in the State of Delaware at such address is ATA Corporate Services, Inc.

          IN WITNESS WHEREOF, the undersigned, being duly authorized by the member of the Company, has executed this Certificate of Formation this 14th day of October, 2003.


                                        By: /s/ Christina M. Carry
                                            ------------------------------------
                                            Christina M. Carry
                                            Organizer

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 03:08 PM 10/14/2003
                                                     FILED 03:02 PM 10/14/2003
                                                    SRV 030659299 - 3715108 FILE